UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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eOn Communications Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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June 22, 2009

To Our Stockholders:

The Board of Directors joins me in extending to you a cordial invitation to attend the 2008 Annual Meeting of Stockholders of eOn Communications Corporation. The Annual Meeting will be held at our office located at 185 Martinvale Lane, San Jose, CA 95119 at 2:00 PM local time on July 28, 2009.

We hope many eOn Communications Corporation stockholders will find it convenient to be present at the meeting, and we look forward to greeting those personally able to attend. It is important that your shares be represented and voted whether or not you plan to be present. THEREFORE, REGARDLESS OF THE NUMBER OF SHARES YOU OWN, PLEASE COMPLETE, SIGN, DATE, AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE PROVIDED. No postage is necessary if the envelope is mailed in the United States. The prompt return of your proxy will save the expense involved in further communications. Any stockholder attending the Annual Meeting may vote in person even if a proxy has been returned.

We hope that you will be able to attend the Annual Meeting, and we look forward to seeing you.

Sincerely,

David S. Lee Chairman of the Board

185 Martinvale Lane • San Jose, CA 95119

408-694-9500 • 408-224-4484 Fax www.eoncommunications.com

EON COMMUNICATIONS CORPORATION

185 MARTINVALE LANE

SAN JOSE, CALIFORNIA 95119

NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 28, 2009

TO OUR STOCKHOLDERS:

Notice is hereby given that the 2008 Annual Meeting of Stockholders of eOn Communications Corporation (the “Corporation”) will be held at 185 Martinvale Lane, San Jose, CA 95119, at 2:00 PM on July 28, 2009, for the following purposes:

(1)	To elect one Class III director to serve on the Corporation’s Board of Directors for a term of three years or until his/her successor is elected and qualified;

(2)	To ratify the appointment of GHP Horwath, P.C. as our independent registered public accounting firm; and

(3)	To transact any other business which may be properly brought before the Annual Meeting or any adjournment or postponement thereof.

The above items of business are more fully described in the Proxy Statement accompanying this notice. Please read the Proxy Statement carefully.

Only stockholders of record at the close of business on June 23, 2009 are entitled to receive notice of, and to vote at, the Annual Meeting or at any adjournments or postponements of the meeting. A list of the stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder during usual business hours ten days prior to the meeting date at the principal offices of the Corporation located at 185 Martinvale Lane, San Jose, CA 95119.

By Order of the Board of Directors,

eOn Communications Corporation

Gloria Lee

Corporate Secretary

San Jose, California

June 22, 2009

Your vote is important. Whether or not you expect to attend the Annual Meeting, please complete, sign, date, and return the enclosed proxy card in the enclosed postage-prepaid envelope in order to ensure your representation at the Annual Meeting. You may revoke your proxy at any time prior to the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

EON COMMUNICATIONS CORPORATION

185 MARTINVALE LANE

SAN JOSE, CALIFORNIA 95119

PROXY STATEMENT

FOR

2008 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 28, 2009

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of the Corporation for use at the 2008 Annual Meeting of Stockholders to be held on July 28, 2009 for the purposes set forth in the foregoing Notice. This statement and the form of proxy are being first sent to security holders on or about July 1, 2009.

The accompanying form of proxy has been prepared at the direction of the Board of Directors and is sent to you at its request. The proxies named therein have been designated by the Board of Directors.

Stockholders who execute proxies retain the right to revoke them at any time before they are voted by attending the Annual Meeting and voting in person or by notifying the Secretary of the Corporation at 185 Martinvale Lane, San Jose, CA 95119, in writing of such revocation prior to the Annual Meeting. A proxy, when properly executed, duly returned and not so revoked, will be voted and, if it contains any specification, will be voted in accordance therewith, provided the proxy is not mutilated or otherwise received in such form or at such time as to render it unvotable. If no choice is specified, the proxy will be voted in accordance with the recommendations of the Board of Directors as stated on the proxy form and in this Proxy Statement.

The recommendations of the Board of Directors with respect to voting on each scheduled item of business at the Annual Meeting are set forth in this Proxy Statement. In summary, the Board recommends that stockholders vote:

•	For the election of the one nominated Class III director to serve on the Corporation’s Board of Directors for a term of three years or until his/her successor is elected and qualified;

•	For the ratification of appointment of GHP Horwath, P.C. as our independent registered public accounting firm; and

•

Any other item of business that properly comes before the Annual Meeting, the proxy holders will vote the shares of Common Stock represented by valid proxies as recommended by the Board of Directors or, if no recommendation is given, as they may determine in their own discretion.

The proxy solicitation will be conducted by mail, except that in a limited number of instances proxies may be solicited by officers, directors and regular employees of the Corporation personally, by telephone or by facsimile. The Corporation does not presently anticipate payment of any compensation or fees of any nature to anyone for the solicitation of these proxies, except that the Corporation may pay persons holding shares in their name, or of their nominees, for the expense of sending proxies and proxy material to principals. The entire cost of solicitation will be borne by the Corporation.

OUTSTANDING SHARES AND VOTING RIGHTS

Only holders of the 2,734,412 outstanding shares of Common Stock at the close of business on the record date, June 23, 2009, are entitled to receive notice of the Annual Meeting and to vote the shares of Common Stock that they held on that date at the Annual Meeting. Each outstanding share of Common Stock entitles its holder to cast one vote on each matter to be voted on at the Annual Meeting.

The presence in person or representation by proxy of a majority of the outstanding shares of Common Stock as of the record date at the Annual Meeting will constitute a quorum, thereby permitting the stockholders to conduct their business at the Annual Meeting.

The election of directors will be determined by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for the purpose of determining whether there is a quorum.

Each other item of business that properly comes before the Annual Meeting will be determined by the affirmative vote of the majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. A properly executed proxy marked “ABSTAIN” with respect to any such matter will not be voted on the matter. Under Delaware law, abstentions are counted for the purpose of determining whether there is a quorum and, being shares entitled to vote, are counted in the determination of voting results.

In general, if a stockholder holds shares of Common Stock in “street name” through a broker or other nominee, and if the broker or other nominee is not instructed or otherwise empowered to vote the stockholder’s shares at a meeting with respect to a particular matter, then the stockholder’s shares will constitute “broker non-votes” as to such matter. Under Delaware law, broker non-votes are counted for the purpose of determining whether there is a quorum; however, because they reflect the withholding of voting power on a specified matter, they are not shares entitled to vote and thus are not counted in the determination of voting results. As a practical matter, there will be no “broker non-votes” at the Annual Meeting, because the nature of the matters to be acted upon by the Corporation’s stockholders at the Annual Meeting is such that the brokers or other nominees will have discretion to vote the stockholder’s shares even in the absence of express instructions from the stockholders.

At the Annual Meeting, votes will be counted by a representative of Broadview Investor Communication Solutions, the Corporation’s independent Inspector of Election. Such representative will process the votes cast by the stockholders, will make a report of inspection and count of the votes cast by the stockholders, and will certify as to the number of votes cast on each proposal.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

The Board of Directors of the Corporation currently consists of five directors divided into three classes designated Class I, Class II, and Class III. A single class of directors is elected each year at the Annual Meeting. Subject to transition provisions, each class of directors serves until the third Annual Meeting of stockholders after his/her election or until a successor has been elected and duly qualified. One Class III director will be elected at the Annual Meeting.

The persons named in the accompanying form of proxy will vote the shares represented by all valid proxies, which are received for the election of the nominee hereinafter named, unless the authority to do so is withheld on the proxy. The one nominee for the Class III director is presently serving in such capacity.

Management has no reason to believe that the nominee will refuse to act or be unable to accept election; however, in such event and if any other unforeseen contingency should arise, it is the intention of the persons named in the accompanying form of proxy to vote for another nominee selected by the Board of Directors in accordance with their best judgment.

The following descriptions set forth certain information, as of June 15, 2009, about each director, including each person’s business experience for the past five years. There is no family relationship between any of the directors or executive officers of the Corporation.

NOMINEE FOR CLASS III DIRECTOR

W. FRANK KING, age 69, became a director of eOn in 1998. Mr. King is a director of Concero, a software integration consulting firm, and was its President and Chief Executive Officer from 1992 to 1998. He is also director of iBasis, Inc., a telecommunications company; Aleri Inc., a software company; and Live Wire Mobile, a mobile personalization company. Dr. King earned a Ph.D. from Princeton University, an M.S. from Stanford University and a B.S. from the University of Florida.

CLASS I DIRECTORS WHOSE TERMS EXPIRE IN 2009

FREDERICK W. GIBBS, age 77, became a director of eOn in 2002. In 1988, Mr. Gibbs founded Mulberry Hill Enterprises, a consulting firm specializing in telecommunications and electronics, business acquisition analysis, and international business. Previously, Mr. Gibbs served in various management and consultant roles for International Telephone and Telegraph Corporation (ITT) over a 23 year period, including Executive Vice President of ITT and Senior Group Executive of Telecommunications and Electronics, a division of ITT Corporation. Mr. Gibbs also served on the boards of CMC Industries and ACT Manufacturing. Currently, Mr. Gibbs is a practicing attorney. Mr. Gibbs earned a B.A. from Alfred University and a J.D. from Rutgers University.

JAMES W. HOPPER, age 65, was appointed as a director of eOn on June 15, 2009 to fill the vacancy that arose upon the resignation of Stephen Bowling from the Board of Directors. Mr. Hopper was appointed by the eOn Board of directors as Chief Executive Officer of eOn on June 15, 2009. Mr. Hopper became President and Chief Executive Officer of Cortelco Systems Holding Corp. (“Cortelco”) in 1997 and a director of Cortelco in 2004. Mr. Hopper also has served as President of Cortelco, Inc., a wholly-owned subsidiary of Cortelco from January 1997 until present and served as Executive Vice-President, Cortelco International, Inc. from 1994 until 1997. Mr. Hopper serves on the board of Ringer Inc. Mr. Hopper holds a B.B.A. in Management and Economics from the University of Memphis.

CLASS II DIRECTORS WHOSE TERMS EXPIRE IN 2010

ROBERT P. DILWORTH, age 67, became a director of eOn in 1998. He served on the board of Metricom Inc., a wireless data communications company, and was its President from 1987 to 1997, its Chief Executive Officer from 1987 to 1998, and its Chairman from 1997 to 2000. Mr. Dilworth also serves as Chairman of GraphOn Corporation, a computer software company. Mr. Dilworth received a B.S. from Los Angeles State University.

DAVID S. LEE, age 71, became the Chairman of the Board of eOn in 1991. Previously Mr. Lee served as Chief Executive Officer from May 2000 through August 2001 and from November 2003 to June 2009. Mr. Lee is a director of Linear Technology Corporation, a semiconductor company. Mr. Lee also is Chairman of Symbio Group, a leader in software outsourcing and is a Senior Advisor to Silver Lake Partners, a private equity firm. Mr. Lee is Regent Emeritus for the University of California and served as a Regent from 1994—2006. Mr. Lee was also a member of the President’s Council on the 21st Century Workforce, appointed by President George W. Bush, Jr. From 1985 to 1988, Mr. Lee was President and Chairman of Data Technology Corporation, a computer peripheral company. Prior to 1985, he was Group Executive and Chairman of the Business Information Systems Group of ITT Corporation, a diversified company, and President of ITT Qume, formerly Qume Corporation, a computer systems peripherals company. In 1973, Mr. Lee co-founded Qume Corporation and was its Executive Vice President until the company was acquired by ITT Corporation in 1978. Mr. Lee received an M.S. from North Dakota State University and a B.S. and an honorary doctorate from Montana State University.

BOARD OF DIRECTORS AND COMMITTEE MEETINGS

During fiscal year 2008, 6 meetings of the Board of Directors were held. Each of the directors during the term of their tenure attended or participated in at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which such director served during the year. The Board of Directors has an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee, the members of which are appointed by the Board of Directors. The Board of Directors established an independent Committee of the Board of Directors, which met 5 times during fiscal year 2008, for the purpose of negotiating the potential acquisition of Cortelco. The Board of Directors has determined that directors Dilworth, King and Gibbs are “independent directors” as defined in Rule 4200 of the Marketplace Rules of the National Association of Security Dealers, Inc. Independent directors are free of any relationship that, in the opinion of the Board, may interfere with such member’s individual exercise of independent judgment in evaluating transactions contemplated by the Company. These three directors are the members of the Audit Committee, Compensation Committee and the Corporate Governance and Nominating Committee, as discussed below.

Audit Committee

The Audit Committee consists of Robert P. Dilworth, W. Frank King, and Frederick W. Gibbs. The Audit Committee makes recommendations to the Board regarding the selection of independent auditors, reviews the scope and results of the audit engagement, approves the fees for the auditors, reviews and evaluates eOn’s internal control functions, and reviews all potential conflict of interest situations. See “Certain Transactions.” The Audit Committee has adopted a written charter in accordance with Section 3(a) (58) (A) of the Securities Exchange Act of 1934, which is attached as Appendix A. The Board of Directors has determined that Mr. Dilworth is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K. The Audit Committee met 3 times during fiscal year 2008.

Compensation Committee

The Compensation Committee consists of Robert P. Dilworth, W. Frank King, and Frederick W. Gibbs. The Compensation Committee reviews, determines, and establishes the salaries, bonuses and other compensation of the Corporation’s executive officers and administers the Corporation’s Equity Incentive Plans in which executive officers and other key employees participate. The Compensation Committee met 2 times during fiscal year 2008. The Compensation Committee does not have a charter.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee (the “CGN Committee”) consists of Robert P. Dilworth, W. Frank King, and Frederick W. Gibbs. The CGN Committee has the responsibility for matters relating to the organization and membership of the board of directors and for issues relating to the Company’s corporate governance. The CGN Committee did not meet during fiscal year 2008.

The CGN Committee does not have a separate charter. The Board of Directors will consider all potential candidates for nomination by the Board of Directors for election as directors who are recommended by the Company’s stockholders, directors, officers and employees. All director recommendations must be made in accordance with the provisions of Section 5(b) of our bylaws. All director recommendations should be sent to the CGN Committee, c/o Corporate Secretary. The CGN Committee will screen all potential director candidates in the same manner, regardless of the source of the recommendation. The CGN Committee’s review typically will be based on the written materials provided with respect to a potential director candidate. The CGN Committee will evaluate and determine whether a potential candidate meets our minimum qualifications and specific qualities and skills for directors and whether requesting additional information or an interview is appropriate.

The Board of Directors has adopted the following series of minimum qualifications and specific qualities and skills for our directors, which will serve as the basis upon which potential director candidates are evaluated by the CGN Committee:

•	Directors should possess the highest personal and professional ethics, integrity and values.

•	Directors should have expertise and experience at policy-making levels in areas that are relevant to our business.

•	Directors should have, or demonstrate an ability and willingness to acquire in short order, a clear understanding of the fundamental aspects of our business.

•	Directors should be committed to representing the long-term interests of our stockholders.

•

Directors should be willing to devote sufficient time to carry out their duties and responsibilities effectively and should be committed to serving on the Board of Directors for an extended period of time.

•	Directors should offer their resignation in the event of any significant change in their personal circumstances, including a change in their principal job responsibilities.

Compensation of Directors

Salaried officers of the Corporation or its subsidiaries do not receive additional compensation for serving as members of the Board of Directors. No additional compensation is paid if a full-time officer serves on any committee of the Board of Directors.

Annual cash payments of $15,000 are paid to each non-employee serving as a member of the Board of Directors. Directors are also entitled to reimbursement of expenses incurred to attend meetings. Non-employees serving as members of the Board of Directors are eligible to receive stock option grants under eOn’s 1999 Equity Incentive Plan (the “1999 Plan”), which was adopted by the Board of Directors and approved by a majority of stockholders in April 1999. As of April 30, 2009, there were three non-employee directors eligible to participate in the 1999 Plan: Robert P. Dilworth, W. Frank King, and Frederick W. Gibbs. During fiscal year 2008, there were no options to purchase common stock issued to non-employee directors.

In order to recruit and retain qualified directors, the Board’s intent is to make annual grants of stock options to each director. Exercise prices will be equal to the fair market value on the date of grant. Each stock option will become exercisable one year following the date of grant and expire ten years from the date of grant. Options granted under the 1999 Plan to directors may be exercised only if the holder has been in continuous service on the Board of Directors at all times since the date of the grant of the option.

Annual Meeting Attendance

The Company does not have a policy requiring Board members to attend annual meetings. Two of the Company’s directors attended the prior year’s annual meeting.

Stockholder Communications

Stockholders may communicate with the Board of Directors or any individual director regarding any matter relating to the Corporation that is within the responsibilities of the Board of Directors. Stockholders, when acting solely in such capacity, should send their communications to the Board of Directors or an individual director c/o Corporate Secretary, 185 Martinvale Lane, San Jose, CA 95119. The Corporate Secretary will discuss with the Chairman of the Board or the individual director whether the subject matter of a stockholder communication is within the responsibilities of the Board of Directors. The Corporate Secretary will forward a stockholder communication to the Chairman of the Board or individual director if such person determines that the communication meets this standard.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Corporation’s directors and executive officers and the beneficial owners of more than 10% of the outstanding shares of the Corporation’s common stock (the “Reporting Persons”) file initial reports of, and subsequent reports of changes in, beneficial ownership of the common stock with the Securities and Exchange Commission (the “SEC”). The Reporting Persons are required to furnish the Corporation with copies of all Section 16(a) reports filed with the SEC. Based solely on the Corporation’s review of the copies of such reports and written representations from certain Reporting Persons furnished to the Corporation, the Corporation believes that the Reporting Persons complied with all applicable Section 16(a) filing requirements during fiscal year 2008.

The Company has adopted a Code of Ethics that applies to all employees. A copy of this Code of Ethics is posted on our investor relations website—www.eoncc.com/investor_relations.htm.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEE FOR CLASS III DIRECTOR LISTED ABOVE.

PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Board of Directors has appointed GHP Horwath, P.C. as our independent registered public accounting firm for the fiscal year ending July 31, 2009. In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Board of Directors believes such a change would be in the best interests of the Corporation and its stockholders.

FEES PAID TO THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Fees

Audit Fees represent aggregate fees billed for professional services rendered in connection with the audit of the Company’s annual financial statements and for reviews of the financial statements included in our Quarterly Reports on Form 10-Q/10-QSB. The aggregate fees billed for professional services rendered for the audit and review of the Company’s annual financial statements for each of the years ended July 31, 2008 and 2007, were approximately $118,000.

Audit Related Fees

Audit Related Fees represent aggregate fees billed for assurance and related services by the principal accountant that are reasonably related to the performance of the audit or review of the Company’s financial statements that are not included under the caption “Audit Fees” above. There were no audit related fees billed by GHP Horwath, P.C. for fiscal years ended 2008 or 2007.

Tax Fees

Tax Fees represent aggregate fees billed for professional services rendered by the principal accountant for tax compliance, tax advice and tax planning. There were no tax fees billed by GHP Horwath, P.C. for fiscal years ended 2008 or 2007.

All Other Fees

All Other Fees represent aggregate fees billed for all other products and services provided by the principal accountant not otherwise disclosed above. There were no fees from GHP Horwath, P.C. for services rendered to the Company, other than for services described above, for the years ended July 31, 2008 or 2007.

The audit committee has adopted a policy for the pre-approval of all audit and non-audit services provided by our independent auditor. Under this policy, any audit or non-audit service performed by the independent auditor must receive either specific or general pre-approval by the audit committee. Specific pre-approval is the action whereby the audit committee explicitly pre-approves the engagement of the independent auditor to perform specific audit or non-audit services. General pre-approval entails the pre-approval of the engagement of the independent auditor to perform services pursuant to pre-approval policies and procedures established by the audit committee that are detailed as to the specific types of services so pre-approved. Any service performed by the independent auditor that exceeds its pre-approved fee level must receive specific pre-approval by the audit committee. All of the services provided by GHP Horwath P.C. during fiscal years 2008 and 2007 were approved by the audit committee pursuant to this policy.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF GHP HORWATH, P.C. AS THE CORPORATION’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JULY 31, 2009.

OTHER MATTERS

The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

It is not anticipated that a representative of GHP Horwath, P.C., will be present in person at the Annual Meeting. However, representatives will be available via conference call, and will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from shareholders.

STOCKHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

Stockholders interested in presenting a proposal for consideration at the Corporation’s 2009 Annual Meeting of Stockholders must follow the procedures prescribed in the Corporation’s amended and restated bylaws and the SEC’s proxy rules. Proposals of stockholders to be presented at the Corporation’s 2009 Annual Meeting of Stockholders (other than those submitted for inclusion in the Corporation’s proxy materials pursuant to rule 14a-8 of the SEC’s proxy rules) must be received by the Corporation (attention: Secretary) no earlier than the date which is 120 days prior to the first anniversary of this year’s meeting date (March 30, 2010) and no later than the date which is 90 days prior to the first anniversary of this year’s meeting date (April 29, 2010). Proposals of stockholders pursuant to Rule 14a-8 of the SEC’s proxy rules that are intended to be presented at the Corporation’s 2009 Annual Meeting of Stockholders must be received by the Corporation (attention: Secretary) no later than the date which is 120 calendar days before the anniversary date of the date the 2008 proxy statement is sent to the Company’s shareholders (March 3, 2010), to be included in the Corporation’s proxy materials relating to that meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND

RELATED STOCKHOLDER MATTERS

The following table sets forth information regarding the beneficial ownership of shares of our Common Stock as of March 31, 2009. The table shows ownership by:

•	Each person or entity known to us to beneficially own five percent (5%) or more of the shares of our outstanding stock;

•	Each of our directors;

•	Each of our Named Executive Officers;

•	Each nominee for director, if such person is not currently a director or executive officer; and

•	All of our directors, executive officers, and director nominees as a group.

This information is based on information received from or on behalf of the named individuals. The number of shares beneficially owned includes shares of common stock subject to options exercisable or currently exercisable within 60 days of March 31, 2009, which are deemed to be outstanding for the purpose of computing the percentage ownership of the person holding the options. As of March 31, 2009, eOn had 2,738,612 shares outstanding.

Unless otherwise indicated, the principal address of each of the stockholders below is: c/o eOn Communications Corporation, 185 Martinvale Lane, San Jose, California 95119. Except as otherwise indicated in the footnotes to this table, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of our Common Stock beneficially owned by them.

Name and Address of Beneficial Owner	Principal Position	Number of Shares Beneficially Owned		Percent of Class (6)
David S. Lee	President and Chairman of the Board	747,114	(1)	26.10%
Stephen R. Bowling	Chief Financial Officer and Director	27,049	(2)	*
Robert P. Dilworth	Director	24,406	(3)	*
Frederick W. Gibbs	Director	18,000	(4)	*
W. Frank King	Director	30,006	(5)	*
All Directors and executive officers as a group (5 persons)		846,575		29.57%

*	Less than one percent.
(1)	Consists of 632,586 shares held directly by David S. Lee, 45,998 shares held by the Lee Family Trust, 35,197 shares held by Cortelco Systems Puerto Rico, and 33,333 options exercisable within 60 days of March 31, 2009.
(2)	Consists of 6,550 shares held directly and 20,499 options exercisable within 60 days of March 31, 2009.
(3)	Consists of 24,406 options exercisable within 60 days of March 31, 2009.
(4)	Consists of 18,000 options exercisable within 60 days of March 31, 2009.
(5)	Consists of 2,000 share held directly and 28,006 options exercisable within 60 days of March 31, 2009.
(6)	The percentage of outstanding shares of common stock beneficially owned by each person is calculated based on the 2,738,612 outstanding shares of common stock as of March 31, 2009, plus the shares of common stock that the person has the right to acquire as of such date or within 60 days thereafter.

EXECUTIVE OFFICERS

As of fiscal year ended July 31, 2008, the Company’s only named executive officers were David Lee, the Chief Executive Officer, and Stephen Bowling, the Chief Financial Officer. Information concerning Mr. Lee and Mr. Bowling is set forth in the Company’s 10KSB filed for the period ended July 31, 2009, and such information is hereby incorporated by reference. On June 15, 2009, David Lee resigned as Chief Executive Officer and Stephen Bowling resigned as Chief Financial Officer and a member of the Company’s Board of Directors. On June 15, 2009, James W. Hopper was appointed by the Board as Chief Executive Officer and to fill the vacancy on the Board of Directors that arose upon the resignation of Mr. Bowling. The Board appointed Lee Bowling as the Chief Financial Officer of the Company effective June 15, 2009. Set forth below is information relating to Mr. Hopper and Mr. Bowling.

JAMES W. HOPPER, became President and Chief Executive Officer of Cortelco in 1997 and a director of Cortelco in 2004. Mr. Hopper also has served as President of Cortelco, Inc., a wholly-owned subsidiary of Cortelco from January 1997 until present and served as Executive Vice-President, Cortelco International, Inc. from 1994 until 1997. Mr. Hopper serves on the board of Ringer Inc. Mr. Hopper holds a B.B.A. in Management and Economics from the University of Memphis.

LEE M. BOWLING, became Secretary of Cortelco in 2007 and Vice President and Chief Financial Officer of Cortelco, Inc. in 2004. Prior to that, Mr. Bowling served as Controller of Cortelco from August 1996 until 2004. Mr. Bowling is a graduate of Mississippi State University, where he was awarded a B.S. degree in Accounting in 1976.

COMPENSATION DISCUSSION AND ANALYSIS

General Philosophy. We compensate our executives through a mix of base salary, performance incentive bonuses, long-term equity incentives, and employee benefits and perks designed to:

•	Attract and retain high caliber executives and motivate them to achieve superior performance for the benefit of our stockholders;

•	Motivate our executives to achieve our key strategic and financial performance measures; and

•	Enhance the incentives for executives to increase our stock price and maximize stockholder value.

A portion of executive officers’ compensation potential on an annual basis is at risk based on our performance. If our performance does not meet the criteria established by the Compensation Committee, incentive compensation will be adjusted accordingly. The Compensation Committee of the Board of Directors oversees our general programs of compensation and benefits for all employees and determines the compensation of our executive officers and directors. Our compensation setting process consists of establishing a base salary, a targeted, performance incentive bonus, and long-term equity compensation for each executive. We design the performance incentive bonus compensation to reward executives as a group linking this compensation to revenue and earnings growth targets as well as certain other corporate objectives. Other employees are rewarded with performance incentive bonus compensation for achieving specific operational goals within areas under their control, although company-wide performance is also a factor.

The total cash compensation (i.e., base salary plus performance incentive bonus) paid to our executive officers is intended to be competitive with the total cash compensation paid to executive officers in similar positions at companies engaged primarily in the communications industry with revenues similar to ours, as well as comparable to other companies with performance similar to ours. The Compensation Committee reviews the targeted total compensation (i.e., the aggregate level of compensation that we will pay if performance goals are fully met) to ensure the total compensation is aligned with our goals of comparability and incentivizing performance. We also provide our executives with a variety of other benefits that we make available generally to all salaried employees.

The Role of the Compensation Committee. The Compensation Committee has the primary authority to determine our compensation philosophy and to establish compensation for our executive officers. In determining the appropriate level of compensation and the total compensation package, the Compensation Committee reviews a variety of sources to determine and set compensation.

The Compensation Committee reviews the performance and compensation for our executives annually. Our CEO assists the Compensation Committee by providing annual recommendations regarding the compensation of all other executives. Each named executive officer and other senior executive management team members, in turn, participates in annual performance reviews with the CEO to provide input about their contributions to our success for the period being assessed. The performance of our CEO and executive management team as a group is reviewed annually by the Compensation Committee.

Total Compensation. The total compensation package offered to each executive officer is comprised of four elements which are described in more detail below:

Element	Objective
Base salary	Attract and retain, reward individual performance
Performance incentive bonus	Achievement of financial objectives
Long-term equity incentive awards	Align long-term compensation with stockholder results
Employee benefits and perks	Provide competitive benefits

Typically, the Compensation Committee engages in peer compensation of our executives and similar companies, taking into consideration the company’s size, industry, and geographic locality, as well as the comparable executive’s level of responsibility, and years of experience. Due to restructuring, the Committee believed that a reduction in executive compensation was appropriate and did not conduct a peer comparison in fiscal year 2008. The financial position of the Company is a major factor in the determination of executive compensation.

The overall result of this review provides a base point for the analysis of the Compensation Committee. We look at a number of other factors, including the total compensation, the median, mean, minimum, and maximum for each executive officer position. We strongly believe in retaining the best talent among our executive management team. Goals of the compensation program are to align compensation with business performance and the interest of stockholders, and enable the Company to attract, motivate, and retain management that can contribute to the Company’s long-term success. In the case of our CEO, we also considered our performance since he was employed, and the anticipated level of difficulty of replacing him with someone of comparable experience and skill.

Base Salaries. We want to provide our executives with a level of assured cash compensation in the form of base salary to compensate them for the services they provide and their level of professional experience and knowledge. The Compensation Committee considers the input of the CEO with respect to the base salaries of our other executive officers. The Compensation Committee reviews senior management compensation at least annually. In establishing base salaries, we seek relevant compensation information including (1) the scope of the position; (2) the responsibilities; (3) the experience and length of service with our Company, the industry, and the community; (4) efforts and performance; (5) team building skills; (6) the observance of our ethics and compliance programs; (7) the salaries paid by competitive companies to officers in similar positions; and (8) the base salaries paid to our other executive officers. Increases in base salary from year to year are based upon the performance of the executive officers as well as market positioning considerations, as assessed by the CEO and reviewed and approved by the Compensation Committee. The Compensation Committee assesses these factors with respect to the CEO. The Compensation Committee recommends the compensation of the CEO for approval by the independent directors of the Board of Directors. The base salaries of our named executive officers are set forth below.

Name	Annual Base Salary Paid as of July 31, 2008	Annual Base Salary Commencing after July 31, 2008
David S. Lee	$157,500	$100,000
Stephen R. Bowling	213,431	125,000

These salaries reflect levels that the Compensation Committee concluded were appropriate based upon its general experience and review of comparables.

Performance Incentive Bonus. We implemented an Executive Incentive Plan (the Bonus Plan) for all of our officers, including executive officers, in 2006. The Bonus Plan, which is administered by the Compensation Committee, provides that each year the Compensation Committee will establish a method for determining the total amount of performance incentive bonuses available to be paid to all officers under the Bonus Plan (bonus pool). The bonus pool is established based upon specific measures of our financial performance, which may include sales, operating income, pre-tax income, net income, and earnings per share. The Compensation Committee, in its sole and absolute discretion, may determine the amount of each officer’s actual performance incentive bonus portion of bonus pool earned under the Bonus Plan. For fiscal years 2007 and 2008, no bonus was earned due to the financial performance of the Company.

Equity Compensation. We may grant long-term, equity-based incentive awards to our executive officers under our 1999 and 2001 Equity Incentive Plans, as amended and restated (the Equity Incentive Plans). Under the Equity Incentive Plans, which are administered by the Compensation Committee, we may grant awards in the form of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, phantom stock units, performance share units, and stock bonuses. Based on an assessment of competitive factors, we determine an award that is suitable for providing an adequate incentive for the performance and retention of each executive officer

Our prevailing practice has been to award stock options in order to closely align the interests of the executive officers with those of our stockholders. To encourage retention, the stock options may be granted with a vesting period of one or more years. We have taken the position that stock options should be granted with an exercise price that is equal to the fair market value of the common stock on the grant date, which is calculated as the average of the highest and lowest reported sale prices on the trading day immediately prior to the grant date. The actual value of stock option compensation, therefore, depends on the market value of the common stock increasing after the grant date.

Guidelines for the number of equity incentive awards granted to each executive officer are determined using a procedure approved by the Compensation Committee based upon several factors, including the executive officer’s level of responsibility, salary, performance, and the value of the stock at the time of grant. We determine the fair market value based upon the ending price of the stock on the day prior to the grant date. With the exception of promotions and new hires, we generally make these awards at the first meeting of the Compensation Committee each year following the availability of the financial results for the prior year. This timing was selected because it enabled us to consider our prior year performance and the potential recipients and our expectations for the current year. The awards also are made as early as practicable in the year in order to optimize the time-period for the incentives associated with the awards. The Compensation Committee’s schedule is determined several months in advance, and the proximity of any awards to earnings announcements or other market events is coincidental. No awards were granted in fiscal year 2008 due to the Company’s financial performance and the absence of newly hired employees.

Each grant allows the officer to acquire shares of common stock at the market price on the grant date over a specified period of time, up to 10 years. Option awards will provide a return to the executive officer only if the market price of the shares appreciates over the term of the award.

Other Elements of Compensation and Perks. In order to attract and retain employees while paying market levels of compensation, we provide our executives and other employees the following benefits and perks.

Medical Insurance. We provide to each executive officer and the executive officer’s spouse and children such health, dental and vision insurance coverage as we may from time to time make available to our other employees. We pay a portion of the premiums for this insurance for all employees.

Life and Disability Insurance. We provide to each executive officer such disability and/or life insurance as we, in our sole discretion, may from time to time make available to our other executive employees of the same level of employment.

Defined Contribution Plan. We offer the Section 401(k) Savings/Retirement Plan (the 401(k) Plan), a tax-qualified retirement plan, to our eligible employees. Under the provisions of the plan, all participants may contribute up to 60% of their compensation, subject to limitations established by the Internal Revenue Service. We may contribute a matching contribution of not less that 50% of the employee contributions up to 6% of the employees compensation. We may also provide special discretionary contributions equal to a percentage of an employee’s annual compensation and/or an amount determined by management.

Stock Purchase Plan. Our 1999 Employee Stock Purchase Plan (ESPP), which qualifies under Section 423 of the Internal Revenue Code, permits participants to purchase our common stock on favorable terms. ESPP participants are granted a purchase right to acquire shares of common stock at a price that is 85% of the stock price on either the first day of the plan period or the stock price on the last day of the plan period, whichever is lower. The purchase dates occur on the last business day of August and February of each year. To pay for the shares, each participant may authorize periodic payroll deductions from their cash compensation, subject to certain limitations imposed by the Internal Revenue Code. All payroll deductions collected from the participant in a period are automatically applied to the purchase of common stock on that period’s purchase date provided the participant remains an eligible employee and has not withdrawn from the ESPP prior to that date.

Other. We make available certain other perks or fringe benefits to executive officers and other employees, such as tuition reimbursement, travel insurance, professional society dues and food and recreational fees incidental to official company functions, including board meetings.

Severance Benefits. We believe that companies should provide reasonable severance benefits to employees. With respect to named executive officers, these severance benefits should reflect the fact that it may be difficult for them to find comparable employment within a short period of time. In the event of the termination of our named executive officers’ employment, the post-employment pay and benefits, if any, to be received by the executive officer will vary according to the basis for their termination.

Compensation of Executive Officers. Prior to January 2007, our CEO elected not to receive a base salary, on January 1, 2007, we began paying him a base salary of $165,000. On June 16, 2008, the base salary of the CEO and CFO was reduced to $100,000 and $125,000, respectively, in conjunction with a Company restructure and reduction in personnel.

Board Process. The Compensation Committee of the Board of Directors approves all compensation and awards to executive officers. The Compensation Committee reviews the performance and compensation of the CEO. For the remaining executive officers, the CEO makes recommendations to the Compensation Committee that are subject to their review and approval. With respect to equity compensation awarded to others, the Compensation Committee grants restricted stock, generally based upon the recommendation of the CEO, and has delegated option and restricted stock granting authority to the CEO for employees who are not officers.

EXECUTIVE COMPENSATION

Summary Compensation Information

The following table sets forth certain information concerning compensation earned for the fiscal years ended July 31, 2008, 2007, and 2006, by the Company’s Chief Executive Officer, and by executive officers who earned more than $ 100,000 in salary and bonus during fiscal 2008 (the “named executive officers”).

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary	Bonus	Option Awards (1)	All Other Compensation (2)	Total Compensation
David S. Lee (3)	2008	$157,500	$—	$—	$—	$157,500
President; Chief Executive Officer	2007	95,192	—	—	9,140	104,332
	2006	—	10,000	60,402	—	70,402

Stephen R. Bowling (4)	2008	213,431	—	—	2,944	216,375
Chief Financial Officer	2007	225,000	—	—	4,125	229,125
	2006	225,000	10,000	60,402	3,386	298,788

Mitch C. Gilstrap (5)	2008	91,903	—	—	1,719	93,622
Vice President; Chief Operating Officer	2007	135,000	—	—	2,153	137,153
	2006	135,000	28,305	—	2,165	165,470

Vijay Sharma (6)	2008	196,923	—	—	2,419	199,342
Chief Technology Officer	2007	200,000	—	—	2,029	202,029
	2006	104,000	50,000	—	1,819	155,819

(1)	The amount in the Options Awards column represents the grant date fair value of the awards issued during the fiscal year. During fiscal year 2008, there were no options issued to the Named Executive Officers as compensation.
(2)	The amounts in All Other Compensation column are more fully described in the table under “All Other Compensation—Supplemental”.
(3)	On January 1, 2007, the Company began paying an annual salary of $165,000. On June 16, 2008, Mr. Lee’s salary was reduced to $100,000.
(4)	On April 1, 2005, the Company increased annual compensation from $140,000 to $225,000. On June 16, 2008, Mr. Bowling’s salary was reduced to $125,000.
(5)	Mr. Gilstrap served as Vice President and Chief Operating Officer until April 1, 2008.
(6)	Appointed Chief Technology Officer of the Company on October 23, 2006 and served until March 31, 2008

See Compensation Disclosure and Analysis above for a complete description of compensation plans pursuant to which the amounts listed under Summary compensation Table were paid or awarded and the criteria for such payment.

All stock options vest and become exercisable upon a change in control, as defined in the Equity Incentive Plans

All Other Compensation—Supplemental

The table below sets forth other compensation information during fiscal year 2008 for our Named Executive Officers.

Name and Principal Position		401K	Insurance Premiums	Total All Other Compensation
Stephen R. Bowling	Chief Financial Officer	$2,000	$944	$2,944
Mitch C. Gilstrap	Vice President; Chief Operating Officer	923	796	1,719
Vijay Sharma	Chief Technology Officer	1,908	511	2,419

Stock Option Grants in Fiscal Year 2008

During fiscal year 2008, no options to purchase shares of the Company’s common stock were issued to directors or executive officers of the Company.

Aggregated Option Exercises in Fiscal 2008 and Fiscal Year-End Option Values

The table below sets forth information regarding the outstanding equity awards held by our named executive officers as of July 31, 2008. Options generally vest at either a rate of (1) 12.5% six months after the grant date and equal monthly installments thereafter over a 42 month period, or (2) 25% one year after the grant date and equal monthly installments thereafter over a three year period. These options have a term of 10 years.

	Shares Acquired On Exercise	Value Realized	Number of Securities Underlying Unexercised Options		Value of Unexercised In-The-Money Options
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
David S. Lee	—	—	33,333	—	$—	$—
Stephen R. Bowling	—	—	20,499	—	$—	$—

Outstanding Equity Awards

The table below sets forth information regarding the outstanding equity awards held by our Named Executive Officers as of July 31, 2008.

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date
David S. Lee	1,000	—	$59.380	4/5/2010
	1,000	—	$5.000	5/22/2011
	1,000	—	$3.400	5/22/2012
	1,000	—	$5.000	5/20/2013
	1,000	—	$9.650	7/30/2013
	18,333	—	$16.350	2/24/2014
	10,000	—	$7.150	6/14/2016

Stephen R. Bowling	1,000	—	$59.380	4/5/2010
	1,000	—	$5.000	5/22/2011
	1,000	—	$3.400	5/22/2012
	1,000	—	$5.000	5/20/2013
	1,000	—	$9.650	7/30/2013
	5,499		$16.350	2/24/2014
	10,000	—	$7.150	6/14/2016

Option Exercises During Fiscal Year 2008

During fiscal year 2008, no there were no stock option exercises by our Named Executive Officers.

DIRECTOR COMPENSATION

We compensate our directors for their services as members of the Board of Directors and committees with a combination of annual retainers and stock options. Directors who are not employees are eligible to receive compensation for their services as directors, while directors who are employees of the Company are ineligible to receive separate director compensation. The following table sets forth a summary of compensation we paid to our non-employee directors for fiscal year 2008.

Name	Fees Earned Or Paid in Cash	Option Awards (1)	Total
Robert P. Dilworth	$15,000	$—	$15,000
Frederick W. Gibbs	15,000	—	15,000
W. Frank King	15,000	—	15,000

(1)	During fiscal year 2008, there were no options to purchase common stock issued to the directors listed.

Eligible directors are paid a quarterly retainer of $3,750. All directors are reimbursed for their out-of-pocket expenses incurred in connection with attending meetings of the Board of Directors and its committees. In addition, eligible directors are periodically awarded options to purchase stock, at the discretion of the Board of Directors.

AUDIT COMMITTEE REPORT

In accordance with its written charter adopted by the Board of Directors, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Corporation. During fiscal year 2008, the Audit Committee met 3 times.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Corporation that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and discussed with the auditors their independence from the Corporation and its management.

The Audit Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements.

The Audit Committee reviewed the audited financial statements of the Corporation for the fiscal year ended July 31, 2008, with management and the independent auditors. Management has the responsibility for the preparation of the Corporation’s financial statements, and the independent auditors have the responsibility for the examination of those statements.

In connection with the standards for independence of the Corporation’s independent accountants promulgated by the Securities and Exchange Commission, during the Corporation’s 2008 fiscal year the Audit Committee considered in advance of the provision of any non-audit services by the Corporation’s independent accountants whether the provision of such services is compatible with maintaining the independence of the Corporation’s independent accountants.

The Audit Committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.

Based upon the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board that the Corporation’s audited financial statements be included in its Annual Report on Form 10-KSB for the fiscal year ended July 31, 2008, for filing with the Securities and Exchange Commission. The Audit Committee also recommended the appointment, subject to stockholder approval, of GHP Horwath, P.C. as the Corporation’s independent auditors and the Board concurred in such recommendation.

The Audit Committee of the Board

Robert P. Dilworth, Chairperson

W. Frank King

Frederick W. Gibbs

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table summarizes the securities authorized for issuance under the Corporation’s equity compensation plans as of July 31, 2008.

	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under plan
Equity compensation plans approved by security holders:
1997 Equity Incentive Plan	15,690	$25.77	—
1999 Equity Incentive Plan	169,593	$18.15	129,963
1999 Employee Stock Purchase Plan	1,280	$0.98	70,930
Equity compensation plans not approved by security holders:
2001 Equity Incentive Plan	24,813	$6.12	67,997

TOTAL	211,376	$17.20	268,890

The 2001 Equity Incentive Plan contains provisions similar to the 1999 Equity Incentive Plan, with the notable exception that grants to officers and directors are prohibited.

CERTAIN TRANSACTIONS

Approval by the Company’s Board of Directors is required for any new related party transactions that are not in the ordinary course of business. The Company’s management is responsible for identifying transactions that would be related party transactions requiring review by the Board of Directors. In March 2008, the Company entered into an outsourcing agreement whereby a related party provides management for all U.S. operations of eOn. The Company also provided engineering development services to a related party under an outsourcing agreement which ended April 1, 2008. The Company shares personnel and space with related parties with allocated expenses charged to the respective party.

Cortelco, Inc. and Cortelco Systems Holding Corp.

On April 1, 2009, the Company acquired Cortelco Systems Holding Corp. (“Cortelco”) for up to $11,000,000 in cash. Cortelco merged with a newly formed wholly-owned subsidiary of eOn and is now a wholly-owned subsidiary of eOn. In exchange for all of the outstanding shares of Cortelco stock, Cortelco shareholders received an initial aggregate payment of $500,000. The Company executed a note payable to Cortelco’s former shareholders for $10,500,000. The note is non-interest bearing and is contingent primarily upon the level of Cortelco earnings after closing and all Cortelco shareholders are eligible to receive quarterly payments thereunder in cash until the full consideration has been paid.

Cortelco, Inc., (“CI”) is a subsidiary of Cortelco and a supplier of Millenium and eQueue peripheral hardware. On March 8, 2008, the Company and Cortelco entered into an outsourcing agreement whereby Cortelco provides management for all U.S operations of eOn. Included in the management services are sales, marketing, product management, engineering, technical support, quality assurance, accounting, and information technology. Charges incurred under this agreement in the fiscal year ended July 31, 2008 were approximately $192,000 and approximately $26,000 is included in the accounts payable balance at July 31, 2008.

David Lee, the Company’s Chairman was a significant shareholder of Cortelco. Accounts payable are paid on thirty to sixty day terms. The following represent related party transactions for each of the fiscal years ending July 31 (in thousands):

	2008	2007
Payable to CI
Balance at beginning of period	$300	$71
eNterprise product line purchases from CI	98	1,264
Existing products and services provided by CI	1,011	673
Payments to CI	(1,283)	(1,708)

Balance at end of period	$126	$300

Cortelco Systems Puerto Rico

Cortelco Systems Puerto Rico (“CSPR”) was a wholly-owned subsidiary of the Company until August 28, 2001, when it was spun off to the shareholders of eOn. David Lee is a significant shareholder of CSPR. Since the spin-off, the Company has not had significant transactions with CSPR. CSPR had purchases from the Company totaling $7,000 during the fiscal year ending July 31, 2008.

Spark Technologies, Inc.

Aelix and eOn China performed engineering development projects for Spark Technologies, Inc (“Spark”), a California company that is majority owned by David Lee, the Chief Executive Officer and major shareholder of eOn. On November 1, 2006, the Company entered into a professional services agreement with Spark. Under the terms of the agreement, Spark was charged based upon actual personnel, actual operating costs and allocated general overhead based upon pro rata head count, plus a margin of 10% for these services. Prior to this agreement, under the terms of an engineering development agreement, Aelix billed Spark for personnel and operating costs directly attributable to engineering work on Spark projects and allocated general overhead based upon pro rata head count. On April 1, 2008, an outsourcing services transfer agreement was entered into and eOn transferred all its rights and obligations under the professional services agreement with Spark to Symbio Investment Corporation. eOn holds an equity interest in Symbio. The following represent related party transactions for each of the fiscal years ending July 31 (in thousands):

	2008	2007
Receivable from Spark
Balance at beginning of period	$108	$27
Engineering development and costs	370	759
Payments received from Spark	(344)	(678)
Payables offset against accounts receivable	(134)	—

Balance at end of period	$—	$108

	2008	2007
Payable to Spark
Balance at beginning of period	$37	$1
Deposit received from Spark	—	71
Operating costs billed to eOn	97	—
Payments to Spark		(35)
Balance offset against receivable from Spark	(134)	—

Balance at end of period	$—	$37

During July 2007, Spark gave notice of its intent to terminate the engineering development work performed by Aelix in India. As a result of this termination, the Company reduced the balance due from Spark by $26,000. This credit represents unamortized leasehold costs as of January 2008 and a facility lease deposit, offset by lost Aelix profits through October 2007 and rent through January 2008.

On March 31, 2006, the Company entered into an Acquisition Option Agreement (“the Agreement”) with Spark Technology Corporation. Spark designs and markets accessories for wireless telephones. Its primary product, CellStik™, is a small memory device that allows the user to backup, enter, edit and transfer their cell phone contacts. Under the terms of the Agreement, the Company converted notes receivable of $300,000 to 300,000 shares or 3% of Spark Common Stock and had the option to purchase all remaining outstanding Spark Common Stock, including options, by issuing 8,665,000 (or 1,733,000 after the effect of the Company’s 1:5 reverse stock split) shares of the Company’s common stock. In March 2008, after evaluating the current status of Spark and the option, the eOn Board of Directors decided to not exercise the option.

The Agreement further provided that in the event the Company did not exercise this option, the Company could require Spark or David Lee, the Company’s Chief Executive Officer and major shareholder, to repurchase the Company’s Spark shares for $300,000 within 60 days. David Lee purchased the shares and paid the Company $300,000 on June 13, 2008.

Symbio Group

On August 1, 2007 and August 27, 2007, the Company made strategic investments in Symbio Group (“Symbio”) of $500,000 and $400,000 for 250,000 and 200,000, respectively shares or a total of approximately 3% of Symbio Investment Corporation. Symbio is a leading China-based provider of software development, testing, and globalization outsourcing services to multinational companies. The investment is expected to establish eOn as a preferred provider of telephony and contact center solutions for Symbio’s outsourcing engagements requiring customer interaction management. eOn also gains the ability to provide Symbio outsourcing services to its customer base. Symbio is a privately held entity and the Company accounts for its 3% investment by the cost method.

At the time of the second investment in Symbio for $400,000, the Company received a put option from David Lee, effective beginning January 1, 2008 and expiring on January 1, 2011. The put option allows the Company to sell to David Lee a maximum aggregate of 200,000 shares of its investment in Symbio for a per share price of $2.00.

In consideration of the put option, in the event that the 200,000 shares are sold without exercise of the put option before January 1, 2011, the Company has agreed to pay David Lee 50% of the proceeds in excess of $1,000,000.

In conjunction with the purchase of these shares, David Lee was appointed to the board of directors of Symbio and has been elected Chairman.

Symbio currently shares office space and personnel with eOn in China and is billed for expenses attributable to Symbio’s business. The following represents related party transactions for the fiscal year ended July 31, 2008 (in thousands):

Receivable from Symbio
Balance at beginning of period	$—
Billings & Accruals for operating expenses	128
Payments received from Symbio	(44)

Balance at end of period	$84

FORM 10-KSB

We have filed an Annual Report on Form 10-KSB for the year ended July 31, 2008 with the Securities and Exchange Commission. A copy of the 10-KSB is incorporated into our annual report, which has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice and to vote at the annual meeting. The financial and other information contained on Form 10-KSB is hereby incorporated by reference into this proxy statement.

Dated: June 22, 2009

THE BOARD OF DIRECTORS OF

EON COMMUNICATIONS CORPORATION

Appendix A

eOn Communications Corporation

Audit Committee Charter

This Audit Committee Charter (Charter) has been adopted by the Board of Directors (the Board) of eOn Communications Corporation (the Corporation). The Audit Committee of the Board (the Committee) shall review and reassess this charter annually and recommend any proposed changes to the Board for approval.

Role and Independence: Organization

The Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, internal control and financial reporting practices of the Corporation. It may also have such other duties as may from time to time be assigned to it by the Board. The membership of the Committee shall consist of at least three directors, who are each free of any relationship that, in the opinion of the Board, may interfere with such member’s individual exercise of independent judgment. Each Committee member shall also meet the independence and financial literacy requirements for serving on audit committees, and at least one member shall have accounting or related financial management expertise, all as set forth in the applicable rules of the NASDAQ. The Committee shall maintain free and open communication with the independent auditors and Corporation management. In discharging its oversight role, the Committee is empowered to investigate any matter relating to the Corporation’s accounting, auditing, internal control or financial reporting practices brought to its attention, with full access to all Corporation books, records, facilities and personnel. The Committee may retain outside counsel, auditors or other advisors.

One member of the Committee shall be appointed as chair. The chair shall be responsible for leadership of the Committee, including scheduling and presiding over meetings, preparing agendas, and making regular reports to the Board. The chair will also maintain regular liaison with the CEO, CFO, and the lead audit partner.

The Committee shall meet at least four times a year, or more frequently as the Committee considers necessary. At least once each year, the Committee shall have separate private meetings with the independent auditors and management.

Responsibilities

Although the Committee may wish to consider other duties from time to time, the general recurring activities of the Committee in carrying out its oversight role are described below. The Committee shall be responsible for:

•

Recommending to the Board the independent auditors to be retained (or nominated for shareholder approval) to audit the financial statements of the Corporation. Such auditors are ultimately accountable to the Board and the Committee, as representatives of the shareholders.

•	Evaluating, together with the Board and management, the performance of the independent auditors and, where appropriate, replacing such auditors.

•

Obtaining annually from the independent auditors a formal written statement describing all relationships between the auditors and the Corporation, consistent with Independence Standards Board Standard Number 1. The Committee shall actively engage in a dialogue with the independent auditors with respect to any relationships that may impact the objectivity and independence of the auditors and shall take, or recommend that the Board take, appropriate actions to oversee and satisfy itself as to the auditors’ independence.

•	Reviewing the audited financial statements and discussing them with management and the independent auditors. These discussions shall include the matters required to be discussed under Statement of

A-1

Auditing Standards No. 61 and consideration of the quality of the Corporation’s accounting principles as applied in Financial Reporting, including a review of particularly sensitive accounting estimates, reserves and accruals, judgmental areas, audit adjustments (whether or not recorded), and other such inquiries as the Committee or the independent auditors shall deem appropriate. Based on such review, the Committee shall make its recommendation to the Board as to the inclusion of the Corporation’s audited financial statements in the Corporation’s Annual Report on Form 10-KSB.

•	Issuing annually a report to be included in the Corporation’s proxy statement as required by the rules of the Securities and Exchange Commission.

•

Overseeing the relationship with the independent auditors, including discussing with the auditors the nature and rigor of the audit process, receiving and reviewing audit reports, and providing the auditors full access to the Committee (and the Board) to report on any and all appropriate matters.

•	Discussing with a representative of management and the independent auditors:

(1)	The interim financial information contained in the Corporation’s Quarterly Report on Form 10-QSB prior to its filing,

(2)	The earnings announcement prior to its release (if practicable), and

(3)	The results of the review of such information by the independent auditors.

•	Discussing with management and the independent auditors the quality and adequacy of and compliance with the Corporation’s internal controls.

•

Discussing with management and/or the Corporation’s general counsel any legal matters (including the status of pending litigation) that may have a material impact on the Corporation’s financial statements, and any material reports or inquiries from regulatory or governmental agencies.

•	Reviewing the annual management letter with the independent auditors and discuss with the independent auditors their evaluation of the Corporation’s Chief Financial Officer and financial staff.

•	Reviewing and approving fees for all audit and permissible non-audit services to be performed by the independent audit firm.

The Committee’s job is one of oversight. Management is responsible for the preparation of the Corporation’s financial statements and the independent auditors are responsible for auditing those financial statements. The Committee and the Board recognize that management and the independent auditors have more resources and time, and more detailed knowledge and information regarding the Corporation’s accounting, auditing, internal control and financial reporting practices than the Committee does; accordingly the Committee’s oversight role does not provide any expert or special assurance as to the financial statements and other financial information provided by the Corporation to its shareholders and others.

A-2

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
EON COMMUNICATIONS CORPORATION
C/O COMPUTERSHARE	Electronic Delivery of Future PROXY MATERIALS
350 INDIANA ST. SUITE 800 GOLDEN, CO 80401	If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote FOR the following:
1.	Election of Directors	☐	☐	☐
Nominees
01	W. Frank King

The Board of Directors recommends you vote FOR the following proposal(s):							For	Against	Abstain
2.	To ratify the appointment of GHP Horwath, P.C. as our independent registered public accounting firm for the fiscal year ending July 31, 2009						☐	☐	☐
NOTE: To transact any other business which may be properly brought before the Annual Meeting or any adjournment or postponement thereof

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, 10-KSB and 10-KSB/A is/are available at www.proxyvote.com.

eOn Communications Corporation 2008 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 28, 2009
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the 2008 Annual Meeting of Stockholders to be held on July 28, 2009, and the Proxy Statement, and appoints David S. Lee and James W. Hopper and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of eOn Communications Corporation (the “Corporation”), which the undersigned is entitled to vote, either on his own behalf or on behalf of any entity or entities, at the 2008 Annual Meeting of Stockholders of eOn Communications Corporation to be held at the Corporation offices located at, 185 Martinvale Lane, San Jose, CA 95119, on Tuesday, July 28, 2009 at 2:00 PM local time (the “Annual Meeting”), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat.

The shares represented by this proxy shall be voted by the proxies in the manner set forth on the reverse side and with discretionary authority with respect to any other business, not known or determined at the time of the solicitation of this proxy, that properly comes before the Annual Meeting or any postponement or adjournment thereof.

Continued and to be signed on reverse side